EXHIBIT 4.592

EXECUTION VERSION

The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee.

DATED 28 SEPTEMBER 2012

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.À R.L.

AND

THE BANK OF NEW YORK MELLON

AS COLLATERAL AGENT

DEED OF CONFIRMATION AND AMENDMENT

THIS DEED is made the 28th day of September 2012

BETWEEN:

(1)	BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.À R.L. , a société à responsabilité limitée incorporated under Luxembourg law with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under the number B128.135 and having a share capital of EUR 404,969,325. (the “Assignor”); and

(2)	THE BANK OF NEW YORK MELLON in its capacity as collateral agent as appointed under the First Lien Intercreditor Agreement for the Secured Parties (the “Collateral Agent”)

WHEREAS:

(A)

Pursuant to a merger effective 21 December 2010, the Assignor assumed all the rights and obligations of Closure Systems International (Luxembourg) S.à r.l. (“CSI Lux”) and Reynolds Consumer Products (Luxembourg) S.à r.l. (“RCP Lux”), including all rights, obligations and liabilities under the security assignments of contractual rights under a specific contract each dated 10 March 2010 granted in favour of the Collateral Agent entered into by each of CSI Lux and RCP Lux (the “Assumed Rights”). The Assignor entered into a security assignment of contractual rights under a specific contract dated 1 February 2011 (the “Security Assignment”) and assigned of all the Assumed Rights in favour of the Collateral Agent pursuant to (i) a credit agreement dated as of 5 November 2009 (as subsequently amended and restated on 9 August 2011) between, among others, Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings LLC (formerly Reynolds Consumer Products Holdings Inc.), Closure Systems International Holdings Inc., SIG Euro Holding AG & Co KGaA, SIG Austria Holding GmbH, Reynolds Group Holdings Limited, Closure Systems International B.V., Pactiv LLC (formerly Pactiv Corporation), the other borrowers party thereto, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Credit Suisse AG, as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), (ii) an indenture dated 5 November 2009 between Reynolds Group Escrow LLC, Reynolds Group DL Escrow Inc. and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, as modified, amended or supplemented from time to time (the “2009 Senior Secured Notes Indenture”), (iii) an indenture dated 15 October 2010 and entered into between, among others, RGHL US Escrow I Inc., RGHL US Escrow I LLC and RGHL Escrow Issuer (Luxembourg) I S.A. and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent as modified, amended or supplemented from time to time (the “2010 Senior Secured Notes Indenture”), (iv) an indenture dated 1 February 2011 and entered into between, among others, Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (Luxembourg) S.A. and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent as modified, amended or supplemented from time to time (the “February 2011 Senior Secured Notes Indenture”) and (v) an indenture dated 9 August 2011 and entered into between, among others, RGHL US Escrow II Inc., RGHL US Escrow II LLC and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent as modified, amended or supplemented from time to time (the “August 2011 Senior Secured Notes Indenture”).

(B)	In connection with the Credit Agreement, the 2009 Senior Secured Notes Indenture, the 2010 Senior Secured Notes Indenture, the February 2011 Senior Secured Notes Indenture and the August 2011 Senior Secured Notes Indenture, certain parties to those documents have entered into a first lien intercreditor agreement dated 5 November 2009 (as subsequently amended pursuant to Amendment No. 1 and Joinder Agreement dated as of January 21, 2010) between, among others, The Bank of New York Mellon as collateral agent and representative under the indenture, Credit Suisse AG as representative under the credit agreement, Wilmington Trust (London) Limited as an additional collateral agent and each grantor that are parties thereto (the “First Lien Intercreditor Agreement”).

(C)	The parties to the Credit Agreement have entered into an amendment no. 7 and incremental term loan assumption agreement dated on or about the date hereof to amend and restate the terms of the Credit Agreement (including Annex A attached thereto, “Amendment No. 7”).

(D)	Pursuant to an indenture (the “September 2012 Senior Secured Notes Indenture”) dated on or about the date hereof and entered into between, among others the Issuers (as defined therein) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent, certain secured notes (the “September 2012 Senior Secured Notes”) were issued by the Issuers.

(E)	The obligations in respect of the September 2012 Senior Secured Notes and any Senior Secured Note Documents (as defined in the September 2012 Senior Secured Notes Indenture) will or have been designated as “Additional Obligations” under, and in accordance with, section 5.02(c) of the First Lien Intercreditor Agreement and the September 2012 Senior Secured Notes Indenture and the Senior Secured Note Documents (as defined in the September 2012 Senior Secured Notes Indenture) are therefore “Additional Agreements” under the First Lien Intercreditor Agreement (the “Secured Notes Designation”).

(F)	As a consequence of the execution of the September 2012 Senior Secured Notes Indenture it is necessary for the Assignor to make certain amendments to the Security Assignment, and enter into this Deed.

NOW THE PARTIES HEREBY AGREE:

1.	In this Deed (including its recitals), unless otherwise defined herein terms defined in the First Lien Intercreditor Agreement shall have the same meaning when used in this Deed.

2.	With effect from the date of this Deed, the Security Assignment shall be amended as follows:

(a)	In Clause 1.1 (Definitions) the existing definition of “Agreed Security Principles” shall be deleted in its entirety and replaced with the following:

““Agreed Security Principles” has the meaning given to such term in the Credit Agreement, the 2009 Senior Secured Notes Indenture, the 2010 Senior Secured Notes Indenture, the February 2011 Senior Secured Notes Indenture, the August 2011 Senior Secured Notes Indenture and the September 2012 Senior Secured Notes Indenture and, to the extent of any inconsistency, the meaning in the Credit Agreement prevails.”

(b)	In Clause 1.1 (Definitions) the existing definition of “Credit Agreement” shall be deleted in its entirety and replaced with the following:

““Credit Agreement” means the third amended and restated credit agreement dated 28 September 2012 among Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings LLC (formerly Reynolds Consumer Products Holdings Inc.), SIG Euro Holding AG & Co. KGaA, Closure Systems International Holdings Inc., Closure Systems International B.V., Pactiv LLC (formerly Pactiv Corporation), SIG Austria Holding GmbH, Beverage Packaging Holdings (Luxembourg) III S.à r.l., Evergreen Packaging Inc. and Reynolds Consumer Products Inc. as borrowers, Reynolds Group Holdings Limited, the guarantors from time to time party thereto, the lenders from time to time party thereto and Credit Suisse AG as administrative agent, as further amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time.”

(c)	In Clause 1.1 (Definitions) the existing definition of “First Lien Intercreditor Agreement” shall be deleted in its entirety and replaced with the following:

““First Lien Intercreditor Agreement” means the First Lien Intercreditor Agreement dated 5 November 2009 between, among others, the Collateral Agent, The Bank of New York Mellon, as trustee under the 2009 Senior Secured Notes Indenture, the 2010 Senior Secured Notes Indenture, the February 2011 Senior Secured Notes Indenture, the August 2011 Senior Secured Notes Indenture and the September 2012 Senior Secured Notes Indenture, Credit Suisse AG, as administrative agent under the Credit Agreement, and the Loan Parties, as further amended, novated, supplemented, restated or modified from time to time.”

(d)	In Clause 1.1 (Definitions) the existing definition of “Principal Finance Documents” shall be deleted in its entirety and replaced with the following:

““Principal Finance Documents” means the Credit Agreement, the 2009 Senior Secured Notes Indenture, the 2010 Senior Secured Notes Indenture, the February 2011 Senior Secured Notes Indenture, the August 2011 Senior Secured Notes Indenture, the September 2012 Senior Secured Notes Indenture, the Intercreditor Arrangements and any Additional Agreement.”

(e)	In Clause 1.1 (Definitions) the following new definition of “September 2012 Issuers” shall be inserted in alphabetical order:

““September 2012 Issuers” means the “Issuers” under, and as defined in, the September 2012 Senior Secured Notes Indenture, including their successors in interest.”

(f)	In Clause 1.1 (Definitions) the following new definition of “September 2012 Senior Secured Notes Indenture” shall be inserted in alphabetical order:

““September 2012 Senior Secured Notes Indenture” means the indenture dated 28 September 2012 among the September 2012 Issuers and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent, as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or modified from time to time.”

(g)	Clause 7(b) (Further Advances) shall be deleted in its entirety and replaced with the following:

“7(b)(i) Subject to the terms of the Loan Documents, each 2009 Issuer may issue Additional Notes (as defined in the 2009 Senior Secured Notes Indenture) and the obligations in respect of such Additional Notes will be deemed to be incorporated into this Agreement as if set out in this Agreement.

(ii) Subject to the terms of the Loan Documents, each 2010 Issuer may issue Additional Senior Secured Notes (as defined in the 2010 Senior Secured Notes Indenture) and the obligations in respect of such Additional Senior Secured Notes will be deemed to be incorporated into this Agreement as if set out in this Agreement.

(iii) Subject to the terms of the Loan Documents, each February 2011 Issuer may issue Additional Senior Secured Notes (as defined in the February 2011 Senior Secured Notes Indenture) and the obligations in respect of such Additional Senior Secured Notes will be deemed to be incorporated into this Agreement as if set out in this Agreement.

(iv) Subject to the terms of the Loan Documents, each August 2011 Issuer may issue Additional Senior Secured Notes (as defined in the August 2011 Senior Secured Notes Indenture) and the obligations in respect of such Additional Senior Secured Notes will be deemed to be incorporated into this Agreement as if set out in this Agreement.

(v) Subject to the terms of the Loan Documents, each September 2012 Issuer may issue Additional Senior Secured Notes (as defined in the September 2012 Senior Secured Notes Indenture) and the obligations in respect of such Additional Senior Secured Notes will be deemed to be incorporated into this Agreement as if set out in this Agreement.”

3.	The Assignor confirms that, with effect from the date of this Deed, the Security Assignment shall continue in full force and effect as amended by this Deed and extends to the obligations in respect of the Credit Agreement as amended by Amendment No. 7 and to the obligations in respect of the Additional Agreements (as defined in the First Lien Intercreditor Agreement) as a result of the Secured Notes Designation.

4.	The Assignor hereby represents that it has not registered one or more “establishments” (as that term is defined in regulation 2 of Part 1 of The Overseas Companies Regulations 2009) with the Registrar of Companies or, if it has so registered, it has provided to the Applicable Representative and the Collateral Agent sufficient details to enable an accurate search against it to be undertaken by the Secured Parties at the Companies Registry.

5.	This Deed is supplemental to and shall be construed as one with the Security Assignment and all documents or instruments which are expressed to supplement the Security Assignment shall be construed accordingly.

6.	This Deed may be executed in two or more counterparts each of which shall be deemed an original but which together shall constitute one and the same instrument.

7.	This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

8.	The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”) arising out of, or connected with this Deed (including a dispute regarding the existence, validity or termination of this Deed or the consequences of its nullity) or any non-contractual obligations arising out of or in connection with this Deed.

9.	The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

10.	Clauses 8 to 10 (inclusive) of this Deed are for the benefit of the Collateral Agent only. As a result and notwithstanding Clause 8, it does not prevent the Collateral Agent from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Collateral Agent may take concurrent proceedings in any number of jurisdictions.

11.	For the avoidance of doubt, notwithstanding anything contained herein, each of the protections, immunities, rights, indemnities and benefits conferred on the Collateral Agent under the Security Assignment and the First Lien Intercreditor Agreement shall continue in full force and effect and shall apply to this Deed as if set out in full herein.

IN WITNESS whereof this Deed has been duly executed as a deed by the Assignor and understood by the Collateral Agent on the day and year first before written.

The Assignor

Signed as a deed by	)
Beverage Packaging Holdings (Luxembourg) III S.à r.l.	)
Duly represented by

/s/ Karen Mower

Name:	Karen Mower
Title:	Authorised Signatory

The Collateral Agent

Signed by		)
THE BANK OF NEW YORK MELLON		)

By:	/s/ Catherine F. Donohue

Name:	Catherine F. Donohue

Address:	The Bank of New York Mellon
101 Barclay Street, Floor 4E, New York, NY 10286, USA

Fax: +1 212 815 5366

Attention: International Corporate Trust